Exhibit 99.1

6 March 2020

Share Buyback Programme

Janus Henderson Group plc (the Company) today announced its intention to commence its on-market share buyback programme (Buyback) on and from 6 March 2020.

Under the Buyback, Janus Henderson Group intends to spend up to US$200 million to buy its ordinary shares on the New York Stock Exchange (NYSE) and its CHESS Depositary Interests (CDIs) on the Australian Securities Exchange (ASX) in each case through BofA Securities, Inc. on the NYSE and through Merrill Lynch Equities (Australia) Limited (MLEA) on the ASX. MLEA undertakes to purchase CDIs as principal and sell the CDIs to the Company by way of one or more special crossings.

The Buyback will continue until the Company’s Annual General Meeting in 2021, though the Company reserves the right to end the Buyback earlier.

Any repurchases will be effected in accordance with the Company’s general authority to repurchase shares and CDIs granted by its shareholders at the Company’s Annual General Meeting and in accordance with all relevant regulatory requirements.

Further information regarding the proposed purchase of CDIs on the ASX is provided in the attached Appendix 3C.

* * *

Investor enquiries
Jim Kurtz Investor Relations Manager	+1 (303) 336 4529 jim.kurtz@janushenderson.com

Or

Investor Relations	investor.relations@janushenderson.com

Rule 3.8A

Appendix 3C

Announcement of buy-back
(except minimum holding buy-back)

Information and documents given to ASX become ASX’s property and may be made public.

Introduced 1/9/99. Origin: Appendix 7B. Amended 13/3/2000, 30/9/2001, 11/01/10

Name of entity	ABN/ARSN
Janus Henderson Group plc	67 133 992 766

We (the entity) give ASX the following information.

Information about buy-back

1	Type of buy-back	On-market

2	+Class of shares/units which is the subject of the buy-back (eg, ordinary/preference)	CHESS Depository Interests (CDIs)

3	Voting rights (eg, one for one)	One for one

4	Fully paid/partly paid (and if partly paid, details of how much has been paid and how much is outstanding)	Fully paid

5	Number of shares/units in the +class on issue	43,177,650 as of 29 February 2020.

6	Whether shareholder/unitholder approval is required for buy-back	Shareholder approval given at the Company’s AGM on 2 May 2019.

7	Reason for buy-back	To return surplus capital to shareholders.

8	Any other information material to a shareholder’s/unitholder’s decision whether to accept the offer (eg, details of any proposed takeover bid)	CDIs will be bought on-market by Merrill Lynch Equities (Australia) Limited as principal and as instructed by the Company. The CDIs will then be transferred to the Company by way of one of more special crossings. Purchased CDIs will be converted to ordinary shares and such ordinary shares will be cancelled by the Company. Shareholders also approved an on-market purchase of the Company's ordinary shares which are listed on the New York Stock Exchange.

On-market buy-back

9	Name of broker who will act on the company’s behalf	Merrill Lynch Equities (Australia) Limited will purchase CDIs as principal. The CDIs will then be transferred to the Company by way of one of more special crossings.

10	Deleted 30/9/2001.

11	If the company/trust intends to buy back a maximum number of shares - that number Note: This requires a figure to be included, not a percentage.	The Company intends to spend an aggregate maximum amount of up to US$200 million on the Buyback (across both ASX and NYSE).

12	If the company/trust intends to buy back shares/units within a period of time - that period of time; if the company/trust intends that the buy-back be of unlimited duration - that intention	The Buyback is to be undertaken starting 6 March 2020 and completed by the Company’s Annual General Meeting in 2021, though the Company reserves the right to end the Buyback earlier.

13	If the company/trust intends to buy back shares/units if conditions are met - those conditions	N/A

Employee share scheme buy-back

14	Number of shares proposed to be bought back	N/A

15	Price to be offered for shares	N/A

Selective buy-back

16	Name of person or description of class of person whose shares are proposed to be bought back	N/A

17	Number of shares proposed to be bought back	N/A

18	Price to be offered for shares	N/A

Equal access scheme

19	Percentage of shares proposed to be bought back	N/A

20	Total number of shares proposed to be bought back if all offers are accepted	N/A

21	Price to be offered for shares	N/A

22	+Record date for participation in offer Cross reference: Appendix 7A, clause 9.	N/A

Compliance statement

1.	The company is in compliance with all Corporations Act requirements relevant to this buy-back.

or, for trusts only:

1.	The trust is in compliance with all requirements of the Corporations Act as modified by Class Order 07/422, and of the trust’s constitution, relevant to this buy-back.

2.	There is no information that the listing rules require to be disclosed that has not already been disclosed, or is not contained in, or attached to, this form.

Sign here:		Date: 6 March 2020
(Company secretary)

Print name:	Michelle Rosenberg